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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             INTERNET AMERICA, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                    86-0778979
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                ONE DALLAS CENTRE
                           350 N. ST. PAUL, SUITE 3000
                               DALLAS, TEXAS 75201

          (Address of principal executive offices, including zip code)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
      to be so registered                     each class is to be registered

            NONE                                            NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

       Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                                (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered

         The class of securities to be registered hereby is Common Stock, par value $0.01 per share (the "Common Stock"), of Internet America, Inc., a Texas corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Securities" in (i) the prospectus subject to completion included in the Registration Statement on Form SB-2 (the "Registration Statement") of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on July 21, 1998, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2.           Exhibits

         The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.       Internet America, Inc.'s Articles of Incorporation*

2.       Internet America, Inc.'s Articles of Amendment to Articles of
         Incorporation*

3.       Internet America, Inc.'s Bylaws*

4.       Internet America, Inc.'s Amendment to Bylaws*

5.       Application for Certificate of Withdrawal of Internet America, Inc.*

6. Articles of Merger merging Internet America, Inc., an Arizona Corporation, with and into INTRNTUSA, INC., a Texas corporation*

7.       Specimen Common Stock certificate*

8. Certificate of Designation of the Series A Preferred Stock of Internet America, Inc.*

9. Amended Certificate of Designation of the Series A Preferred Stock of Internet America, Inc.*

10. Certificate of Designation of the Series B Preferred Stock of Internet America, Inc.*

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*        Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (no. 333-59527) originally filed on July 21, 1998, as amended, and incorporated herein by reference.

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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      INTERNET AMERICA, INC.




                                      By: /s/ Michael T. Maples
                                         -------------------------------------
                                          Michael T. Maples
                                          President and Chief Executive Officer

Date:  December 5, 1998









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